April 2023 RESTRICTED STOCK AWARD (RSA) CERTIFICATE Congratulations on being the recipient of an Ameriprise Financial Long-Term Incentive Award (your “Award”). This certificate (this “Certificate”) is confirmation of the grant of your Award. The details of your Award, including the Grant Date, Grant Type and the Vesting Schedule are all visible in your Shareworks Portfolio. Your Award is subject to the terms and conditions of the Ameriprise Financial, Inc. 2007 Long-Term Incentive Award Program Guide (the “LTIA Guide”) and the Ameriprise Financial 2005 Incentive Compensation Plan (As Amended and Restated Effective April 26, 2023) (the “Plan”) that are in effect as of the Grant Date. The LTIA Guide and the Plan are each posted on Inside (Inside > My Ameriprise > My Rewards > Long Term Incentive) as well as in the Documents section of Shareworks. All terms and conditions of the Plan and the LTIA Guide, as the same may be amended from time to time, are incorporated into and made part of this Certificate and your Award. By accepting your Award, you agree that you have received a copy of the Plan and the LTIA Guide. If any provision of this Certificate conflicts with the Plan or the LTIA Guide, the terms of the Plan or the LTIA Guide, as applicable, shall govern. All capitalized terms not defined in this Certificate shall have the meanings assigned to them in the Plan. The RSA includes “dividend rights,” which means rights as determined by the Committee to additional payments in the event that the Company declares a dividend. The RSA also includes rights to vote the shares underlying the RSA as a shareholder of the Company, even before the shares become vested under the Vesting Schedule set forth above. Your Award may not be assigned, sold, pledged, hypothecated, transferred or otherwise disposed of in any manner other than as provided in the Plan or the LTIA Guide, subject to rules adopted by the Committee from time to time. The granting of your Award, or any prior or future award, is neither a contract nor a guarantee of continued employment; the continuation of your employment is and always will be at the discretion of the Company. The granting of this Award is a one-time discretionary act and it does not impose any obligation on the Company to offer future awards of any amount or nature. The continuation of the Plan and the grant of future awards is a voluntary act completely within the discretion of the Company, and the Plan is subject to termination at any time. The Company has taken steps to ensure the accuracy of this Certificate; however, the Company reserves the right to issue corrected certificates in the event of a clerical or administrative error. Questions? Please send an email to Ameriprise LTIA Administration (Ameriprise.LTIA.Administration@ampf.com) and include your name and employee ID on all inquiries.